Exhibit 8.3

KRAMER LEVIN NAFTALIS & FRANKEL LLP

_____________, 2010

Ossen Innovation Co. Ltd.
518 Shangehung Road
Floor 17
Shanghai 200120
Peoples Republic of China

Ladies and Gentlemen:

We have acted as United States tax counsel to Ossen Innovation Co. Ltd., a British Virgin Islands corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1, Registration No. 333-168496 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of ____________ ordinary shares of the Company, par value $0.01 per share (the “Ordinary Shares”). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion.  In addition, in rendering our opinion we have relied upon certain information provided to us and statements of factual matters made by the Company, which we have neither investigated nor verified.  We have assumed that such information and statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such information or statements will be taken.  We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification.  Any inaccuracy in, or breach of, any of the aforementioned information, statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion.  No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the United States federal income tax consequences of the purchase, ownership, and disposition of Ordinary Shares.  The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable United States federal income tax law, the statements of law set forth in the Prospectus under the section heading “Taxation – U.S. Federal Income Taxation” constitute our opinion as to the material United States federal income tax consequences to U.S. and Non-U.S. Holders (as described in such section) of the purchase, ownership, and disposition of Ordinary Shares.

1177 Avenue of the Americas     New York NY 10036-2714     Phone 212.715.9100    Fax 212.715.8000    www.kramerlevin.com
also at 47 Avenue Hoche    75008 Paris France

No opinion is expressed as to any matter not specifically addressed above.  Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Ordinary Shares under any non-United States, state, or local tax law.  Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the discussion in the Prospectus under the heading “Taxation – U.S. Federal Income Taxation” and the filing of this opinion as an exhibit to the Registration Statement.  We also hereby consent to the reference to this firm under the captions “Legal Matters” and “Taxation” in the Prospectus.  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                Very truly yours,

                Kramer Levin Naftalis & Frankel LLP